EXHIBIT 2.2


              AMENDMENT NO. 4 TO SHARE PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is made as of the 23 day of November, 2004,

AMONG:

                  BIB HOLDINGS, LTD., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 7409 Oak Grove Avenue, Las Vegas, Nevada 89117 ("BIB")

AND:

                  INCODE CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at PO Box 284, Mount Arlington, New Jersey 07856 ("Incode")

AND:

                  INCANDENT  CAPITAL,   L.L.C.,  a  Delaware  limited  liability
                  company, having an address of PO Box 284, Mount Arlington, New Jersey 07856 ("Incandent")

WHEREAS, BIB, Incode and Incandent are parties to the Share Purchase and Sale Agreement, dated as of August 26, 2004, as amended (the "Purchase Agreement");

WHEREAS, the parties have determined it is in the best interests of the parties for Incode to be merged with and into BIBO Acquisition, Inc., a Delaware corporation ("Acquisition"), a wholly-owned subsidiary of BIB;

WHEREAS, the BIB, Incode and Acquisition have entered into an Agreement and Plan of Merger as of the date hereof (the "Merger Agreement"); and

WHEREAS, the parties wish to amend certain provisions of the Purchase Agreement, but wish to have the Purchase Agreement continue in full force and effect, as amended;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 2.1 of the Purchase Agreement is hereby amended to read in its entirety as follows:

         2.1 Incode and BIB hereby agree to enter into the Merger Agreement, as of the date hereof. In further consideration of the terms and conditions of the Merger Agreement, and immediately upon the consummation thereof, BIB agrees to deliver the Acquisition Shares to Incandent.

         2.2 The parties hereto agree and acknowledge that all other duties and obligations of the parties contained herein shall be considered further consideration for the fulfillment of the terms and conditions of the Merger Agreement, which for all purposes shall be deemed to have been satisfied immediately prior to the Closing of this Agreement.

         2.3 This Agreement shall be governed by all other terms and conditions of the Purchase Agreement, which remains in full force and effect except as otherwise provided herein.

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         IN WITNESS  WHEREOF the parties have executed this Agreement  effective as of the day and year first above written.


                                            BIB HOLDINGS, LTD.


                                            By: /S/ Gail Binder
                                                ------------------------------
                                                Gail Binder, CEO


                                            INCANDENT CAPITAL, L.L.C.


                                            By: /S/ Kevin Kreisler
                                                ------------------------------
                                                Kevin Kreisler, Member


                                            INCODE CORPORATION


                                            By: /S/ Jim Grainer
                                                ------------------------------
                                                Jim Grainer, President and CFO